UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported event): April 27, 2005

FLUOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-16129	33-0927079
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

One Enterprise Drive
Aliso Viejo, California		92656-2606
(Address of principal executive offices)		(Zip Code)

(949) 349-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03(a). Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     The Board of Directors of Fluor Corporation unanimously approved by written consent an amendment to Section 3.02 of Article III of the Amended and Restated Bylaws of Fluor Corporation. The amendment, which became effective as of April 27, 2005, changes the authorized number of directors to eleven. Prior to this amendment, the authorized number of directors was ten. The text of Section 3.02 of Article III of the Amended and Restated Bylaws of Fluor Corporation, as amended, is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 5.02(d). Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     The Board of Directors of Fluor Corporation unanimously approved by written consent the appointment of Dr. Peter S. Watson as a Class II director of Fluor Corporation, to fill the newly created directorship resulting from the increase in the authorized number of directors under the amendment to Section 3.02 of Article III of the Amended and Restated Bylaws of Fluor Corporation approved by the Board of Directors on April 27, 2005. Dr. Watson has not been named to any Committee of the Board of Directors, but Fluor Corporation expects, as of the time of this filing, that Dr. Watson will be named a member of the Audit Committee and Governance Committee by the Board of Directors.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit
Number	Description
3.2	Text of Amended Section 3.02 of Article III of the Amended and Restated Bylaws of Fluor Corporation, effective as of April 27, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 28, 2005	Fluor Corporation

	By:	/s/ D. MICHAEL STEUERT

D. Michael Steuert
Senior Vice President and Chief Financial Officer

FLUOR CORPORATION
INDEX OF EXHIBITS

Exhibit
Number	Description
3.2	Text of Amended Section 3.02 of Article III of the Amended and Restated Bylaws of Fluor Corporation, effective as of April 27, 2005.